[DESCRIPTION] Consent of Accountant

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 31, 1999, accompanying the consolidated financial statements of Uptown Restaurant Group, Inc. contained in the Fifth Amendment to the Registration Statement and Prospectus on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                       /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
November 9, 2000